Exhibit 10.5

Form of

Employee Stock Option Agreement

This Employee Stock Option Agreement (the “Agreement”), by and between agilon health, inc., a Delaware corporation (the “Company”), and the Employee whose name is set forth on Exhibit A hereto, is being entered into pursuant to the agilon health, inc. 2021 Omnibus Equity Incentive Plan (the “Plan”) and is dated as of the date it is accepted and agreed to by the Employee in accordance with Section 7(o). Capitalized terms that are used but not defined herein shall have the respective meanings given to them in the Plan.

The Company and the Employee hereby agree as follows:

Section 1. Grant of Options

(a) Confirmation of Grant. The Company hereby evidences and confirms, effective as of the date set forth on Exhibit A hereto (the “Grant Date”), its grant to the Employee of the number of options to purchase Shares as set forth on Exhibit A hereto (the “Options”). The Options are not intended to be incentive stock options under the Code. This Agreement is entered into pursuant to, and the terms of the Options are subject to, the terms of the Plan. If there is any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern.

(b) Option Price. The Option Price for each Share covered by the Options is the price set forth on Exhibit A hereto.

(c) Restrictive Covenants. In consideration of the receipt of the Options, the Employee agrees to be bound by the covenants set forth in Exhibit B hereto; it being understood that the Employee shall be required to comply with such restrictive covenants for the periods provided therein, to the extent permitted by applicable law, even if the Employee has vested in, exercised, or forfeited all of the Options, or sold the Shares covered by the Options.

Section 2. Vesting and Exercisability

(a) Vesting. Except as otherwise provided in Section 5 or Section 2(b) of this Agreement, the Options shall become vested, if at all, in the percentage(s), and on the vesting date(s) set forth on Exhibit A hereto (each, a “Vesting Date”); provided that if the Employee’s employment with the Company is terminated by reason of the Employee’s death or Disability (either, a “Special

Termination”), any Options held by the Employee shall vest, as of the effective date of such Special Termination, on a pro rata basis, in an amount equal to the product of (x) the number of unvested Options then held by the Employee that would have vested if the Employee’s employment or service with the Company or Subsidiary had continued until the next following anniversary of the Grant Date multiplied by (y) a fraction, the numerator of which is the number of days that have elapsed from the later of the Grant Date or the most recent anniversary of the Grant Date and the denominator of which is 365.

(b) Discretionary Acceleration. The Administrator, in its sole discretion, may accelerate the vesting or exercisability of all or a portion of the Options, at any time and from time to time.

(c) Exercise. Once vested in accordance with the provisions of this Agreement, the Options may be exercised at any time and from time to time prior to the date such Options terminate pursuant to Section 3. Options may only be exercised with respect to whole shares of Company Common Stock and must be exercised in accordance with Section 4.

(d) No Other Accelerated Vesting. The vesting and exercisability provisions set forth in this Section 2 or in Section 5, or expressly set forth in the Plan, shall be the exclusive vesting and exercisability provisions applicable to the Options and shall supersede any other provisions relating to vesting and exercisability, unless such other such provision expressly refers to the Plan by name and this Agreement by name and date.

Section 3. Termination of Options

(a) Normal Termination Date. Unless earlier terminated pursuant to Section 3(b) or Section 5, the Options shall terminate on the tenth anniversary of the Grant Date (the “Normal Termination Date”), if not exercised prior to such date.

(b) Early Termination. If the Employee’s employment with the Company terminates for any reason, any Options held by the Employee that have not vested before the effective date of such termination of employment (determined without regard to any statutory or deemed or express contractual notice period) or that do not become vested on such date in accordance with Section 2 shall terminate immediately upon such termination of employment and, if the Employee’s employment is terminated for Cause, all Options (whether or not then vested or exercisable) shall automatically terminate immediately upon such termination. All vested Options held by the Employee following the effective date of a termination of employment shall remain exercisable until the first to occur of (i) the 90th day following the effective date of the Employee’s termination of employment (or the 180th day in the case of a Special Termination or Retirement), (ii) the Normal Termination Date or (iii) the cancellation of the Options pursuant to Section 5, and if not exercised within such period the Options shall automatically terminate upon the expiration of such period. If on the first date of the periods set forth in Section 3(b)(i) through Section 3(b)(iii) the Options are not exercisable solely due to any of the restrictions set forth in Section 4(b)(A), (B) or (C), the Options will not expire until the earlier of the Normal Termination Date or the number of days in in which exercise of the Options would otherwise have been permitted immediately following the first date on which exercise of the Option ceases to be barred by any such restriction.

Section 4. Manner of Exercise

(a) General. Subject to such reasonable administrative regulations as the Administrator may adopt from time to time, the exercise of vested Options by the Employee shall be pursuant to procedures contained in the Plan and such other procedures established by the Administrator from time to time and shall include the Employee specifying in writing the proposed date on which the Employee desires to exercise a vested Option (the “Exercise Date”), the number of whole shares with respect to which the Options are being exercised (the “Exercise Shares”) and the aggregate Option Price for such Exercise Shares (the “Exercise Price”), or such other or different requirements as may be specified by the Administrator. Unless otherwise determined by the Administrator, (i) on or before the Exercise Date the Employee shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Company, in an amount equal to the Exercise Price plus any required withholding taxes or other similar taxes, charges or fees, or, so long as there is a public market for the Shares at such time, pursuant to a broker-assisted exercise program established by the Company, the Employee may exercise vested Options by an exercise and sell procedure (cashless exercise) in which the Exercise Price (together with any required withholding taxes or other similar taxes, charges or fees) is deducted from the proceeds of the exercise of an Option and paid promptly to the Company and (ii) the Company shall register the issuance of the Exercise Shares on its records (or direct such issuance to be registered by the Company’s transfer agent). The Administrator may require the Employee to furnish or execute such other documents as the Administrator shall reasonably deem necessary (i) to evidence such exercise or (ii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

(b) Restrictions on Exercise. Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, (A) unless all requisite approvals and consents of any governmental authority of any kind shall have been secured, (B) unless the purchase of the Exercise Shares shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the Exercise Shares shall have been registered under such laws, (C) at any time that exercise of the Option would violate the Company’s insider trading policy and unless, if applicable, the Employee has obtained pre-trading clearance for the exercise and (D) unless all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied. The Company shall use its commercially reasonable efforts to obtain any consents or approvals referred to in clause (A) of the preceding sentence, but shall otherwise have no obligations to take any steps to prevent or remove any impediment to exercise described in such sentence.

Section 5. Change in Control. In the event of a Change in Control, the treatment of any outstanding Options shall be governed by Article XIV of the Plan.

Section 6. Certain Definitions. As used in this Agreement, capitalized terms that are not defined herein have the respective meaning given in the Plan, and the following additional terms shall have the following meanings:

“Agreement” means this Employee Stock Option Agreement, as amended from time to time in accordance with the terms hereof.

“Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto.

“Company” means agilon health, inc., provided that for purposes of determining the status of Employee’s employment with the “Company,” such term shall include the Company and/or any of the Subsidiaries that employ the Employee.

“Employee” means the grantee of the Options, whose name is set forth on Exhibit A hereto; provided that for purposes of Section 4 and Section 7, following such person’s death “Employee” shall be deemed to include such person’s beneficiary or estate and following such Person’s Disability, “Employee” shall be deemed to include such person’s legal representative.

“Exercise Date” has the meaning given in Section 4(a).

“Exercise Price” has the meaning given in Section 4(a).

“Exercise Shares” has the meaning given in Section 4(a).

“Grant Date” has the meaning given in Section 1(a), which is the date on which the Options are granted to the Employee.

“Normal Termination Date” has the meaning given in Section 3(a).

“Option” means the right granted to the Employee hereunder to purchase one share of Company Common Stock for a purchase price equal to the Option Price subject to the terms of this Agreement and the Plan.

“Option Price” means, with respect to each share of Company Common Stock covered by an Option, the purchase price specified in Section 1(b) for which the Employee may purchase such share of Company Common Stock upon exercise of an Option.

“Plan” has the meaning given in the preamble to this Agreement.

“Special Termination” has the meaning given in Section 2(a).

Section 7. Miscellaneous.

(a) Withholding. The Company or one of the Subsidiaries shall require the Employee to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding or other similar charges or fees that may arise in connection with the grant, vesting, exercise or purchase of the Options.

(b) No Rights as Stockholder; No Voting Rights. The Employee shall have no rights as a stockholder of the Company with respect to any shares covered by the Options until the exercise of the Options and delivery of the shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the delivery of the shares.

(c) No Right to Awards. The Employee acknowledges and agrees that the grant of any Options (i) is being made on an exceptional basis and is not intended to be renewed or repeated, (ii) is entirely voluntary on the part of the Company and the Subsidiaries and (iii) should not be construed as creating any obligation on the part of the Company or any of the Subsidiaries to offer any Options or other Awards in the future.

(d) No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Employee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

(e) Non-Transferability of Options. The Options may be exercised only by the Employee, or, following the Employee’s death, by his designated beneficiary or by his estate in the absence of a designated beneficiary. The Options are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Employee upon the Employee’s death or with the Company’s consent. Any purported transfer in violation of this Section 7(e) shall be void ab initio.

(f) Forfeiture of Awards. The Options granted hereunder (and gains earned or accrued in connection therewith) shall be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct or Competitive Activity, including a material breach of Exhibit B hereto) as may be adopted by the Administrator or the Board from time to time and communicated to the Employee or as required by applicable law, and are otherwise subject to forfeiture or disgorgement of profits as provided by the Plan.

(g) Consent to Electronic Delivery. By entering into this Agreement and accepting the Options evidenced hereby, the Employee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Employee pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Options via Company website or other electronic delivery.

(h) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(i) Waiver; Amendment.

(i) Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Employee and the Company.

(j) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other party.

(k) Applicable Law. This Agreement shall be governed in all respects, including, but not limited to, as to validity, interpretation and effect, by the internal laws of the State of Delaware, without reference to principles of conflict of law that would require application of the law of another jurisdiction.

(l) Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 7(l).

(m) Limitations of Actions. No lawsuit relating to this Agreement may be filed before a written claim is filed with the Administrator and is denied or deemed denied as provided in the Plan and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

(n) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(o) Acceptance of Options and Agreement. The Employee has indicated his or her consent and acknowledgement of the terms of this Agreement pursuant to the instructions provided to the Employee by or on behalf of the Company. The Employee acknowledges receipt of the Plan, represents to the Company that he or she has read and understood this Agreement and the Plan, and, as an express condition to the grant of the Options under this Agreement, agrees to be bound by the terms of both this Agreement and the Plan. The Employee and the Company each agrees and acknowledges that the use of electronic media (including, without limitation, a clickthrough button or checkbox on a website of the Company or a third-party administrator) to indicate the Employee’s confirmation, consent, signature, agreement and delivery of this Agreement and the Options is legally valid and has the same legal force and effect as if the Employee and the Company signed and executed this Agreement in paper form. The same use of electronic media may be used for any amendment or waiver of this Agreement.

Exhibit A to

Employee Stock Option Agreement

Employee:

Grant Date:

Options granted hereby:

Option Price:	$

Vesting Date	Percentage Vesting on such Vesting Date

Exhibit B to

Employee Stock Option Agreement

Restrictive Covenants

Section 1 Confidential Information.

1.1 The Employee agrees that during the Employee’s employment with the Company, and thereafter, the Employee will not disclose confidential or proprietary information, or trade secrets, related to any business of the Company, the Subsidiaries or any of their respective Affiliates, including without limitation, and whether or not such information is specifically designated as confidential or proprietary: all business plans and marketing strategies; information concerning existing and prospective markets, suppliers and customers; financial information; information concerning the development of new products and services; and technical and non-technical data related to software programs, design, specifications, compilations, inventions, improvements, patent applications, studies, research, methods, devices, prototypes, processes, procedures and techniques (collectively, “Confidential Information”). Subject to Section 2 of this Exhibit B, the Employee agrees to hold as Company property all Confidential Information and all books, papers, media and other data and all copies thereof and therefrom, in any way relating to the businesses of the Company, the Subsidiaries or any of their respective Affiliates, whether made or received by the Employee. “Confidential Information” does not include information that is or becomes generally known to the public, other than through the breach of this Exhibit B by the Employee.

1.2 Notwithstanding anything herein to the contrary, this Agreement does not prohibit the Employee from disclosing Confidential Information to the extent required by applicable law, providing truthful testimony or accurate information in connection with any investigation being conducted into the business or operations of the Company by any government agency or other regulator that is responsible for enforcing a law on behalf of the government or otherwise providing information to the appropriate government regulatory agency or body regarding conduct or action undertaken or omitted to be taken by the Company that the Employee reasonably believes is illegal or in material non-compliance with any financial disclosure or other regulatory requirement applicable to the Company. The Employee acknowledges that the Employee hereby has been notified by this writing, in accordance with the Defend Trade Secrets Act of 2016, 18 U.S.C. § 1833(b), that: (a) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; (b) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (c) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret except pursuant to court order.

1.3 The Employee hereby assigns to the Company any rights the Employee may have or acquire in such Confidential Information and acknowledges that all Confidential Information shall be the sole property of the Company, the Subsidiaries and/or their respective Affiliates or their assigns.

1.4 The Employee’s obligations under this Section 1 are indefinite in term.

Section 2 Return of Company Property. The Employee acknowledges that all tangible items containing any Confidential Information or trade secrets, including, without limitation, memoranda, photographs, records, reports, manuals, drawings, blueprints, prototypes, notes, documents, drawings, specifications, software, media and other materials, including any copies thereof (including electronically-recorded copies), are the exclusive property of the Company and the Subsidiaries, and the Employee shall deliver to the Company all such material in the Employee’s possession or control upon the Company’s request and in any event upon the termination of the Employee’s employment with the Company. The Employee shall also return any keys, equipment, identification or credit cards, or other property belonging to the Company or its Subsidiaries upon termination of the Employee’s employment or the Company’s request.

Section 3 Noncompetition. The Employee hereby covenants and agrees that, during the Employee’s employment with the Company and, to the extent permitted by applicable law, for the one-year period following the date on which the Employee’s employment with the Company terminates for any reason, the Employee shall not, directly or indirectly, as an employee, agent, consultant, partner, joint venture, owner, officer, director, member of any other firm, partnership, corporation or other entity or in any other capacity (other than the Employee’s ownership of not more than 2% of the outstanding equity securities of a publicly-traded company), on the Employee’s own behalf or on behalf of another, be employed by, provide services to, or have any business connection with any other person, corporation, firm, partnership or other entity or organization whatsoever that competes with the business of the Company, its

Subsidiaries and Affiliates as then conducted, throughout the United States where any of the Company, its Subsidiaries or Affiliates then conducts business or is actively planning to conduct business, including, without limitation, partnerships, joint ventures or similar arrangements with physician practices to contract with Medicare Advantage health insurers under global risk contracts (but, for the avoidance of doubt, not owning or operating Medicare Advantage health plans or physician practices themselves).

Section 4 Nonsolicitation. The Employee hereby covenants and agrees that, during the Employee’s employment with the Company and, to the extent permitted by applicable law, for the two-year period following the date on which the Employee’s employment with the Company terminates for any reason, the Employee shall not, directly or indirectly, as an employee, agent, consultant, partner, joint venture, owner, officer, director, member of any other firm, partnership, corporation or other entity or in any other capacity, on the Employee’s own behalf or on behalf of another:

(a) solicit, induce or encourage any then-current employee of the Company, any Subsidiary or any of the Company’s Affiliates to leave their employment with the Company, the Subsidiaries or any of the Company’s Affiliates or hire or knowingly take any action to assist or aid any other person, corporation, firm, partnership or other entity in identifying or hiring any such employee or former employee whose employment terminated within the prior one-year period; and

(b) (i) induce (or attempt to induce) a breach or disruption of the contractual relationship between the Company, any Subsidiary or any of the Company’s Affiliates and any physician practice, physician, health plan or payor that is then-currently or was in the prior one-year period under contract with the Company or any of its Subsidiaries or Affiliates or (ii) use Confidential Information or the trade secrets of the Company or any of its Subsidiaries or Affiliates to solicit, induce or encourage any of the foregoing physician practices, physicians, health plans or payors to end its, his or her relationship with the Company or any of its Subsidiaries or Affiliates, as applicable.

Section 5 Intellectual Property.

5.1 The Employee shall at all times during the Employee’s employment with the Company and thereafter (i) fully and promptly disclose to the appropriate Company personnel any Developments (as defined below) that the Employee becomes aware of or involved in, (ii) make himself or herself generally and reasonably available to Company representatives to discuss such Developments; and (iii) hold all Developments for the sole use and benefit of the Company.

5.2 As used herein, “Developments” shall mean any and all work product, and the intellectual property rights therein, made, conceived, created, discovered, authored, invented, developed or reduced to practice (collectively, “Created”) by the Employee during and within the scope of the Employee’s employment with the Company (including actual and/or anticipated business, developments, inventions or research), whether Created by the Employee alone or working with others, whether or not such items are patentable, registrable, or protected as Confidential Information or trade secrets, whether or not made or conceived during normal working hours or on the Company’s premises, or protected as Confidential Information or trade secrets, including but not limited to inventions, ideas, improvements, modifications, discoveries, know-how, creations, designs, technologies, techniques, devices, formulae, software, models, trademarks, patents, service marks, copyrights, copyrightable material, works of authorship, trade secrets, methods, processes, developments, derivatives, mask works, works made for hire, rights of priority, reissue of letters patent, renewals, registrations and extensions that are at any time granted with respect to any one or more of the foregoing intellectual property items. For the avoidance of doubt, “Developments” do not include any intellectual property Created by the Employee prior to the commencement of his or her employment with the Company (unless otherwise agreed with the Company or its Affiliates).

5.3 Notice required by the State of California and any other state requiring such notice: The Employee understands that the Employee’s obligation to assign inventions to the Company under this Section 5 shall not apply to any inventions for which no equipment, supplies, facilities, or trade secret information of the Company or its Affiliates was used and that was developed entirely on the Employee’s own time, unless (i) the invention relates directly to the business of the Company, or to the Company’s actual or demonstrably anticipated research or development or (ii) the invention results from any work performed by the Employee for the Company.

5.4 The Employee acknowledges and agrees that any copyrightable works included in the Developments are “works-made-for- hire” under the U.S. Copyright Act of 1976 (as amended) and the copyright laws of other relevant jurisdictions and that the Company will be considered the author and owner of such copyrightable works. The Employee hereby irrevocably assigns, transfers, conveys, and delivers to the Company all of the Employee’s right, title and interest in and to the Developments. The Employee understands and acknowledges that the Developments include, and the assignment in this Section 5 constitutes a present conveyance to the Company of ownership of, property and rights in existence as of or prior to the date of this Agreement, those currently being Created, as well as those which have not yet been Created.

5.5 The Employee hereby irrevocably assigns, transfers, conveys, and delivers to the Company, and waives and agrees never to assert, any and all Moral Rights (defined below) that the Employee may have in or with respect to any Developments, even after termination of Employee’s employment with the Company. As used herein, “Moral Rights” mean any rights to claim authorship of any Development, to object to or prevent any modification of any Development, to withdraw from circulation or control the publication or distribution of any Development, and any similar right existing under any law anywhere in the world.

5.6 The Employee agrees at all times during the Employee’s employment with the Company and thereafter to sign and deliver any and all further documents necessary or desirable to effectuate or evidence the assignments and waivers set forth in this Section 5 and to maintain, perfect, and enforce patent, copyright, trade secret and other legal protection for the Developments.

5.7 The Employee shall not use any of the Developments or any Residual Knowledge (defined below) related to the Developments for any purpose unrelated to the Employee’s duties at the Company during and after termination of Employee’s employment with the Company. As used herein, “Residual Knowledge” means any information or idea known to and remembered by Employee without the use of or reliance on any materials or other tangible objects containing such information or idea.

5.8 If, in the course of providing services to the Company, the Employee exploits or incorporates into any Developments any work product, or intellectual property rights therein, owned by the Employee or in which the Employee has an interest (“Employee IP”), the Employee hereby grants to the Company a nonexclusive, royalty-free, perpetual, irrevocable, worldwide right and license to make, have made, copy, modify, use, distribute, sell or otherwise exploit such Employee IP in the conduct of the Company’s and its Affiliates’ business.

Section 6 Nondisparagement. While employed by the Company and thereafter, the Employee shall not, whether in writing or orally, disparage the Company, any Subsidiary, their respective Affiliates or their respective predecessors and successors, or any of the current or former directors, officers, employees, shareholders, partners, members, agents or representatives of any of the foregoing, with respect to any of their respective past or present activities; or otherwise publish (whether in writing or orally) statements that tend to portray any of the aforementioned parties in an unfavorable light; provided that nothing herein shall or shall be deemed to prevent or impair the Employee from testifying truthfully in any legal or administrative proceeding if such testimony is compelled or requested (or otherwise complying with legal requirements).

Section 7 Remedies. The Company and the Employee agree that the provisions of this Exhibit B do not impose an undue hardship on the Employee and are not injurious to the public; that these provisions are necessary to protect the business of the Company, the Subsidiaries and the Company’s Affiliates; that the nature of the Employee’s responsibilities with the Company provide and/or will provide the Employee with access to confidential or proprietary information or trade secrets that are valuable and confidential to the Company, the Subsidiaries and the Company’s Affiliates; that the Company would not grant Options to the Employee if the Employee did not agree to the provisions of this Exhibit B; that the provisions of this Exhibit B are reasonable in terms of length of time, geography and scope; and that adequate consideration supports the provisions of this Exhibit B. In the event that a court determines that any provision of this Exhibit B is unreasonably broad, extensive or prohibited, the Employee agrees that such court should narrow such provision to the extent necessary to make it reasonable and permitted and enforce the provisions as narrowed. The Company reserves all rights to seek any and all remedies and damages permitted under law, including, but not limited to, any remedies provided for pursuant to the provisions of the Plan and related Award Agreements and any other injunctive relief, equitable relief and compensatory damages for any breach of the Employee’s obligations under this Exhibit B.

Section 8 Miscellaneous. The Employee’s obligations under this Exhibit B shall be cumulative of any similar obligations the Employee has under any other agreement with the Company, any Subsidiary or any of their respective Affiliates.